Exhibit 10.4
[BBI INTERNATIONAL LOGO]
[BIOFUELS RECRUITING]
Contingency Staffing Services Agreement
This Staffing Services Agreement (“Agreement”) is entered into on this 16 day of June, 2006, by and between BBI International (“BBI”), a Colorado corporation, and E Energy Adams (“Client”).
WHEREAS, BBI is engaged in providing staffing services and BBI desires to be engaged by Client, all on the terms and conditions of this Agreement; and
WHEREAS, Client desires to engage BBI to provide staffing services from time to time and BBI desires to be engaged by Client on the terms and conditions of this Agreement; and
WHEREAS, As used herein, the term “Candidate” means a person BBI has submitted to Client for consideration as a potential employee by Client.
Client is identified as:
E Energy Adams, LLC
510 Main Street, PO Box 49
Adams, NE 68301
Contractor is identified as:
BBI International
PO Box 1146
228 North F Street
Salida, CO 81201

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THEREFORE, in consideration of the premises and mutual promises contained herein, the parties agree as follows:
1. Term
This Agreement shall commence on the date this Agreement is executed by all parties, and continue for an initial term of one (1) year, and shall continue thereafter (on a month-to-month basis) unless terminated in writing by either party.
2. Definition of Services
BBI will provide staffing and recruiting services from time to time as requested by Client. It is understood that under this Agreement all services provided by BBI will be provided on a contingency basis. Contingency Staffing Services are defined as follows: Upon request from Client, BBI will source, recruit, screen, and deliver Candidates as directed by Client. BBI is responsible for all costs associated with sourcing, screening, and recruiting of Candidates. Client is not responsible for payment to BBI unless Client has hired a Candidate delivered by BBI.
3. Fees and Payment
Client agrees to pay BBI 25% of the first year annual salary, including guaranteed bonuses, for any Candidate BBI has supplied to Client that Client has hired as an employee. BBI’s minimum placement fee is $10,000. BBI will invoice Client for said amount within 10 days of the Candidates first day of employment. Payment in full for invoice(s) shall be due within 30 days from invoice date.
4. Submittals
Resumes submitted to Client are confidential and for Client use only. Client agrees that BBI is the representative of all Candidates for which resumes are submitted to Client by BBI. Accordingly, Client agrees that if any Candidate submitted to Client by BBI is hired either directly or indirectly by Client within three hundred sixty five (365) days of the receipt of resume, Client agrees to pay to BBI as liquidated damages an amount equal to 25% of the employees first year annual salary, including guaranteed bonuses.
5. Guarantee
If, within 90 days of the Candidates starting date, Client is dissatisfied with the performance of the Candidate, and Client wishes to terminate Candidate employment, Client shall not be required to pay BBI fees associated with that Candidate and BBI agrees to refund any payments made by Client for said Candidate. Client must notify BBI within the initial 90-day period, specifying the reasons for its dissatisfaction and termination. BBI agrees, if requested by Client, to conduct a new search to replace the Candidate that has been terminated.
6. Confidentiality
BBI recognizes that while performing its duties under this Agreement, BBI may be granted access to certain proprietary and confidential information regarding Client’s business, customers, and employees. BBI agrees to keep such information confidential and the obligations of this paragraph will survive the termination of this Agreement. This

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paragraph does not apply to information that was previously known or information that is available in the public domain.
7. Amendments
This Agreement may be amended, waived, changed, modified or discharged only by an agreement in writing signed on behalf of all parties by the authorized representatives executing this Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

BBI INTERNATIONAL

/s/ Matthew Spoor	/s/ Jack L. Alderman

Signature	Signature

Name: Matthew Spoor	Name:
Title: Manager	Title:
Date:	Date:

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